Amendment to
Amended and Restated Administration Agreement between
Curian Variable Series Trust and Curian Capital, LLC

This Amendment is made by and between Curian Capital, LLC, a Michigan limited liability company (“Administrator”), and Curian Variable Series Trust, a Massachusetts business trust (“Trust”).

Whereas, the Administrator and the Trust entered into an Amended and Restated Administration Agreement effective March 1, 2012, as amended (“Agreement”), whereby the Administrator agreed to provide certain administrative services to several separate series of shares of the Trust (each a “Fund”).

Whereas, the parties have agreed to amend Schedule A and Schedule B of the Agreement to add the following new Funds (“New Funds”), to add each New Fund’s respective fee schedule, and to amend the name of the following existing Fund (“Fund Name Change”):

New Funds (effective September 16, 2013)
1)	Curian/American Funds® Global Growth Fund;
2)	Curian/DoubleLine Total Return Fund;
3)	Curian Focused International Equity Fund;
4)	Curian Focused U.S. Equity Fund; and
5)	Curian/T. Rowe Price Capital Appreciation Fund.

Fund Name Change (effective September 16, 2013)
1)	From: Curian/UBS Global Long Short Income Opportunities Fund
To: Curian/UBS Global Long Short Fixed Income Opportunities Fund.

Now Therefore, the parties hereto agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A attached hereto.

2.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B attached hereto.

3.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

In Witness Whereof, the Administrator and the Trust have caused this Amendment to be executed as of, June 20, 2013, effective as of September 16, 2013.  This Amendment may be executed in two or more counterparts, which together shall constitute one document.

Curian Variable Series Trust		Curian Capital, LLC

By:	/s/ Diana R. Gonzalez	By:	/s/ Michael A. Bell
Name:	Diana R. Gonzalez	Name:	Michael A. Bell
Title:	Assistant Vice President	Title:	President and Chief Executive Officer

Schedule A
Dated: September 16, 2013

Funds
Curian Guidance – Interest Rate Opportunities Fund
Curian Guidance – Multi-Strategy Income Fund
Curian Guidance – Equity Income Fund
Curian Guidance – Conservative Fund
Curian Guidance – Moderate Fund
Curian Guidance – Growth Fund
Curian Guidance – Moderate Growth Fund
Curian Guidance – Maximum Growth Fund
Curian Guidance – Tactical Moderate Growth Fund
Curian Guidance – Tactical Maximum Growth Fund
Curian Guidance – Institutional Alt 65 Fund
Curian Guidance – Institutional Alt 100 Conservative Fund
Curian Guidance – Institutional Alt 100 Moderate Fund
Curian Guidance – Institutional Alt 100 Growth Fund
Curian Guidance – International Opportunities Conservative Fund
Curian Guidance – International Opportunities Moderate Fund
Curian Guidance – International Opportunities Growth Fund
Curian Guidance – Equity 100 Fund
Curian Guidance – Fixed Income 100 Fund
Curian Guidance – Real Assets Fund
Curian Tactical Advantage 35 Fund
Curian Tactical Advantage 60 Fund
Curian Tactical Advantage 75 Fund
Curian Dynamic Risk Advantage – Diversified Fund
Curian Dynamic Risk Advantage – Growth Fund
Curian Dynamic Risk Advantage – Income Fund
Curian/Aberdeen Latin America Fund
Curian/American Funds® Global Growth Fund
Curian/American Funds® Growth Fund
Curian/AQR Risk Parity Fund
Curian/Ashmore Emerging Market Small Cap Equity Fund
Curian/Baring International Fixed Income Fund
Curian/BlackRock Global Long Short Credit Fund
Curian/DFA U.S. Micro Cap Fund
Curian/DoubleLine Total Return Fund
Curian/Eaton Vance Global Macro Absolute Return Advantage Fund
Curian/Epoch Global Shareholder Yield Fund
Curian/FAMCO Flex Core Covered Call Fund
Curian Focused International Equity Fund
Curian Focused U.S. Equity Fund
Curian/Franklin Templeton Frontier Markets Fund
Curian/Franklin Templeton Natural Resources Fund
Curian/Lazard International Strategic Equity Fund
Curian Long Short Credit Fund
Curian/Neuberger Berman Currency Fund
Curian/Nicholas Convertible Arbitrage Fund
Curian/PIMCO Credit Income Fund
Curian/PineBridge Merger Arbitrage Fund
Curian/Schroder Emerging Europe Fund

A-1

Curian/The Boston Company Equity Income Fund
Curian/The Boston Company Multi-Alpha Market Neutral Equity Fund
Curian/T. Rowe Price Capital Appreciation Fund
Curian/UBS Global Long Short Fixed Income Opportunities Fund
Curian/Urdang International REIT Fund
Curian/Van Eck International Gold Fund

A-2

Schedule B
Dated: September 16, 2013

Funds	Assets	Fee
Curian Guidance – Interest Rate Opportunities Fund	All Assets	.20%
Curian Guidance – Multi-Strategy Income Fund	All Assets	.20%
Curian Guidance – Equity Income Fund	All Assets	.20%
Curian Guidance – Conservative Fund	All Assets	.20%
Curian Guidance – Moderate Fund	All Assets	.20%
Curian Guidance – Growth Fund	All Assets	.20%
Curian Guidance – Moderate Growth Fund	All Assets	.20%
Curian Guidance – Maximum Growth Fund	All Assets	.20%
Curian Guidance – Tactical Moderate Growth Fund	All Assets	.20%
Curian Guidance – Tactical Maximum Growth Fund	All Assets	.20%
Curian Guidance – Institutional Alt 65 Fund	All Assets	.20%
Curian Guidance – Institutional Alt 100 Conservative Fund	All Assets	.20%
Curian Guidance – Institutional Alt 100 Moderate Fund	All Assets	.20%
Curian Guidance – Institutional Alt 100 Growth Fund	All Assets	.20%
Curian Guidance – International Opportunities Conservative Fund	All Assets	.20%
Curian Guidance – International Opportunities Moderate Fund	All Assets	.20%
Curian Guidance – International Opportunities Growth Fund	All Assets	.20%
Curian Guidance – Equity 100 Fund	All Assets	.20%
Curian Guidance – Fixed Income 100 Fund	All Assets	.20%
Curian Guidance – Real Assets Fund	All Assets	.20%
Curian Tactical Advantage 35 Fund	All Assets	.20%
Curian Tactical Advantage 60 Fund	All Assets	.20%
Curian Tactical Advantage 75 Fund	All Assets	.20%
Curian Dynamic Risk Advantage – Diversified Fund	All Assets	.20%
Curian Dynamic Risk Advantage – Growth Fund	All Assets	.20%
Curian Dynamic Risk Advantage – Income Fund	All Assets	.20%
Curian/Aberdeen Latin America Fund	All Assets	.20%
Curian/American Funds® Global Growth Fund	All Assets	.20%
Curian/American Funds® Growth Fund	All Assets	.20%
Curian/AQR Risk Parity Fund	All Assets	.20%
Curian/Ashmore Emerging Market Small Cap Equity Fund	All Assets	.20%
Curian/Baring International Fixed Income Fund	All Assets	.20%
Curian/BlackRock Global Long Short Credit Fund	All Assets	.20%
Curian/DFA U.S. Micro Cap Fund	All Assets	.20%
Curian/DoubleLine Total Return Fund	All Assets	.20%
Curian/Eaton Vance Global Macro Absolute Return Advantage Fund	All Assets	.20%
Curian/Epoch Global Shareholder Yield Fund	All Assets	.20%
Curian/FAMCO Flex Core Covered Call Fund	All Assets	.20%
Curian Focused International Equity Fund	All Assets	.20%
Curian Focused U.S. Equity Fund	All Assets	.20%
Curian/Franklin Templeton Frontier Markets Fund	All Assets	.20%
Curian/Franklin Templeton Natural Resources Fund	All Assets	.20%
Curian/Lazard International Strategic Equity Fund	All Assets	.20%
Curian Long Short Credit Fund	All Assets	.20%
Curian/Neuberger Berman Currency Fund	All Assets	.20%
Curian/Nicholas Convertible Arbitrage Fund	All Assets	.20%
Curian/PIMCO Credit Income Fund	All Assets	.20%
Curian/PineBridge Merger Arbitrage Fund	All Assets	.20%

B-1

Funds	Assets	Fee
Curian/Schroder Emerging Europe Fund	All Assets	.20%
Curian/The Boston Company Equity Income Fund	All Assets	.20%
Curian/The Boston Company Multi-Alpha Market Neutral Equity Fund	All Assets	.20%
Curian/T. Rowe Price Capital Appreciation Fund	All Assets	.20%
Curian/UBS Global Long Short Fixed Income Opportunities Fund	All Assets	.20%
Curian/Urdang International REIT Fund	All Assets	.20%
Curian/Van Eck International Gold Fund	All Assets	.20%

B-2